Exhibit 10.1

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”), dated as of November 13, 2007, is among Abraxis BioScience, Inc., a Delaware corporation (the “Company”), APP Pharmaceuticals, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“HoldingCo”), and Abraxis BioScience, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldingCo (“MergerCo”).

RECITALS

WHEREAS, as of the close of business on October 31, 2007, the authorized capital stock of the Company consisted of (i) 350,000,000 shares of common stock, par value $0.001 per share (“Company Common Stock”), of which 159,922,052 shares were issued and outstanding, 35,494,571 shares were reserved for issuance under the Company’s Plans (as defined below) and upon exercise of outstanding Company Awards (as hereinafter defined) and 6,705,116 shares were held in treasury, and (ii) 6,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”), of which none is outstanding.

WHEREAS, as of the date hereof, the authorized capital stock of HoldingCo consists of (i) 350,000,000 shares of common stock, par value $0.001 per share (“HoldingCo Common Stock”), of which 1,000 shares are issued and outstanding and no shares are held in treasury, and (ii) 6,000,000 shares of preferred stock, par value $0.001 per share (“HoldingCo Preferred Stock”), of which none is outstanding.

WHEREAS, as of the date hereof, 100% of the membership interests of MergerCo (“MergerCo Interest”) was held by HoldingCo.

WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the HoldingCo Preferred Stock and the HoldingCo Common Stock are the same as those of the Company Preferred Stock and the Company Common Stock, respectively.

WHEREAS, the Certificate of Incorporation and the Bylaws of HoldingCo immediately after the Effective Time (as hereinafter defined) will contain provisions identical to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company immediately before the Effective Time (other than with respect to matters excepted by Section 251(g) of the General Corporation Law of the State of Delaware (the “DGCL”)).

WHEREAS, the directors of the Company immediately prior to the Merger (as hereinafter defined) will be the directors of HoldingCo as of the Effective Time.

WHEREAS, the officers of the Company immediately prior to the Merger will be the officers of HoldingCo as of the Effective Time.

WHEREAS, HoldingCo and MergerCo are newly formed entities organized for the purpose of participating in the transactions herein contemplated.

WHEREAS, the Company desires to create a new holding company structure by merging the Company with and into MergerCo with MergerCo being the surviving entity (sometimes hereinafter referred to as the “Surviving Company”), and converting each outstanding share of Company Common Stock into one share of HoldingCo Common Stock, all in accordance with the terms of this Agreement.

WHEREAS, the Boards of Directors of HoldingCo and the Company and the sole member of MergerCo have approved this Agreement and the merger of the Company with and into MergerCo upon the terms and subject to the conditions set forth in this Agreement (the “Merger”).

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, HoldingCo and MergerCo hereby agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. In accordance with Sections 251(g) and 264 of the DGCL and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), and subject to and upon the terms and conditions of this Agreement, the Company shall, at the Effective Time, be merged with and into MergerCo, the separate corporate existence of the Company shall cease and MergerCo shall continue as the Surviving Company. At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL and Section 18-209(g) of the DLLCA.

1.2 Effective Time. The Merger shall become effective upon the filing, on or after the date hereof, of a copy of this Agreement or a Certificate of Merger relating hereto with the Secretary of State of the State of Delaware (the time of such filing being referred to herein as the “Effective Time”).

1.3 Organizational Documents of the Surviving Company.

1.3.1 From and after the Effective Time, the certificate of formation of MergerCo, as in effect immediately prior to the Effective Time, shall continue in full force and effect as the certificate of formation of the Surviving Company until thereafter amended as provided by law.

1.3.2 At the Effective Time, the Limited Liability Company Agreement of MergerCo shall be amended and restated to be in the form attached as Exhibit A hereto and, as so amended and restated, shall be the limited liability company agreement of the Surviving Company (the “Surviving Company LLC Agreement”) until thereafter amended as provided therein or by applicable law.

1.4 Directors. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Company and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company LLC Agreement or as otherwise provided by law.

1.5 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Surviving Company LLC Agreement or as otherwise provided by law.

1.6 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of Section 251(g) of the DGCL. If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of MergerCo or the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of each of MergerCo and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of MergerCo and the Company or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

1.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of HoldingCo, MergerCo, the Company or the holder of any of the following securities:

1.7.1 Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in treasury, which shall be automatically canceled and retired without the payment of any consideration therefor) shall be converted into one duly issued, fully paid and nonassessable share of HoldingCo Common Stock.

1.7.2 The MergerCo Interest issued and outstanding immediately prior to the Effective Time shall remain outstanding and thereafter represent 100% of the membership interest of the Surviving Company.

1.7.3 Each share of HoldingCo Common Stock owned by the Company immediately prior to the Merger shall automatically be canceled and retired and shall cease to exist.

1.7.4 From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as stockholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.8 herein.

1.7.5 In accordance with Section 262(b) of the DGCL, no appraisal rights shall be available to holders of Company Common Stock in connection with the Merger.

1.8 No Surrender of Certificates; Stock Transfer Books. At the Effective Time, the designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, of the capital stock of HoldingCo will, in each case, be identical with those of the Company immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of HoldingCo Common Stock.

1.9 Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g). Each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

1.10 Successor Issuer. It is the intent of the parties hereto that HoldingCo be deemed a “successor issuer” of the Company in accordance with Rule 12g-3 under the Securities Exchange Act of 1934, as amended, and Rule 414 under the Securities Act of 1933, as amended. At or after the Effective Time, HoldingCo shall file (i) an appropriate report on Form 8-K describing the Merger and (ii) appropriate pre-effective and/or post-effective amendments, as applicable, to any Registration Statements of the Company on Form S-8 and/or Form S-3.

ARTICLE 2

ACTIONS TO BE TAKEN IN CONNECTION WITH THE MERGER

2.1 Assumption of Company Awards. At the Effective Time, all unexercised and unexpired options to purchase Company Common Stock (“Company Options”) or restricted stock units (collectively with Company Options, “Company Awards”) then outstanding under either the American Pharmaceutical Partners, Inc. 1997 Stock Option Plan, the Amended and Restated American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan, American BioScience, Inc. Restricted Stock Unit Plan II, or the other rights to acquire Company Common Stock under the American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan (collectively, the “Company Plans”), whether or not then exercisable, will be assumed by HoldingCo. Each Company Award so assumed by HoldingCo under this Agreement will continue to have, and be subject to, the same terms and conditions as set forth in the applicable Company Plan and any agreements thereunder immediately prior to the Effective Time (including, without limitation, the vesting schedule (without acceleration thereof by virtue of the

Merger and the transactions contemplated hereby) and per share exercise price), except that each Company Award will be exercisable (or will become exercisable in accordance with its terms) for, or shall be denominated with reference to, that number of shares of HoldingCo Common Stock equal to the number of shares of Company Common Stock that were subject to such Company Award immediately prior to the Effective Time. The conversion of any Company Options which are “incentive stock options” within the meaning of Section 422 of the Code into options to purchase HoldingCo Common Stock shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a “modification” of such Company Options within the meaning of Section 424 of the Code.

2.2 Assignment and Assumption of Agreements. Effective as of the Effective Time, the Company hereby assigns to HoldingCo, and HoldingCo hereby assumes and agrees to perform, all obligations of the Company pursuant to the Company Plans, the registration rights agreement and the other agreements (the “Assumed Agreements”) listed on Schedule A hereto, each stock option agreement, restricted stock agreement and/or restricted stock unit agreement entered into pursuant to the Company Plans, and each outstanding Company Award granted thereunder.

2.3 Reservation of Shares. On or prior to the Effective Time, HoldingCo will reserve sufficient shares of HoldingCo Common Stock to provide for the issuance of HoldingCo Common Stock upon exercise of the Company Awards outstanding under the Company Plans.

ARTICLE 3

CONDITIONS OF MERGER

3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of each of the following conditions:

3.1.1 The HoldingCo Common Stock to be issued pursuant to the Merger shall have been approved for listing by The NASDAQ Global Market (“Nasdaq”).

3.1.2 No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

3.1.3 The Board of Directors of the Company shall have received evidence in form and substance reasonably satisfactory to it indicating that holders of Company Common Stock will not recognize gain or loss for United States federal income tax purposes as a result of the Merger, including a private letter ruling from the Internal Revenue Service that the Merger qualifies as a reorganization under Section 368(a)(1)(F) of the Code.

ARTICLE 4

COVENANTS

4.1 Election of Directors. Effective as of the Effective Time, the Company, in its capacity as the sole stockholder of HoldingCo, will, if necessary to comply with Section 251(g) of the DGCL, remove each of the then directors of HoldingCo, cause the board of directors of HoldingCo to effect such amendments to the bylaws of HoldingCo as are necessary to increase the number of directors of HoldingCo to equal the number of directors of the Company immediately prior to the Effective Time, and elect each person who is then a member of the board of directors of the Company as a director of HoldingCo, each of whom shall serve until his successor shall have been elected and qualified in accordance with the Certificate of Incorporation of HoldingCo.

4.2 Listing of HoldingCo Common Stock. HoldingCo will use its best efforts to obtain, at or before the Effective Time, confirmation of listing on the Nasdaq of the HoldingCo Common Stock issuable pursuant to the Merger.

4.3 The Plans. The Company and HoldingCo will take or cause to be taken all actions necessary or desirable in order to implement the assumption by HoldingCo pursuant to Section 2.2 of the Company Plans, each stock option agreement, restricted stock agreement or restricted stock unit agreement entered into pursuant thereto, and each Company Award granted thereunder, all to the extent deemed appropriate by the Company and HoldingCo and permitted under applicable law.

4.4 Insurance. HoldingCo shall procure insurance or cause the execution of the insurance policies of the Company such that, upon consummation of the Merger, HoldingCo shall have insurance coverage that is substantially identical to the insurance coverage held by the Company immediately prior to the Merger.

4.5 Assumption of Agreements. The Company and HoldingCo will take or cause to be taken all actions necessary or desirable in order to implement the assumption by HoldingCo pursuant to Section 2.2 of the Company under the Assumed Agreements, all to the extent deemed appropriate by the Company and HoldingCo and permitted under applicable law.

4.6 Name Change. Promptly following the Effective Time, HoldingCo will take or cause to be taken all actions necessary or desirable in order to change its name from “Generico Holdings, Inc.” to “Abraxis BioScience, Inc.”

ARTICLE 5

TERMINATION AND AMENDMENT

5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of the Company or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company or MergerCo nor their respective stockholders, members, directors or officers shall have any liability with respect to such termination and abandonment.

5.2 Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the DGCL and the DLLCA, be supplemented, amended or modified by the mutual consent of the parties to this Agreement.

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

6.3 Entire Agreement. This Agreement, including the Schedules attached hereto, together with the Assumed Agreements constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

6.4 Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

6.5 No Third Party Beneficiaries. Nothing contained in this Agreement is intended by the parties hereto to expand the rights and remedies of any person or entity not party hereto against any party hereto as compared to the rights and remedies which such person or entity would have had against any party hereto had the parties hereto not consummated the transactions contemplated hereby.

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IN WITNESS WHEREOF, HoldingCo, MergerCo and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

APP PHARMACEUTICALS, INC.

By:
Name:
Title:

ABRAXIS BIOSCIENCE, LLC

By:
Name:
Title:

ABRAXIS BIOSCIENCE, INC.

By:
Name:
Title:

CERTIFICATE OF THE SECRETARY

OF

ABRAXIS BIOSCIENCE, INC.

The undersigned Secretary of Abraxis BioScience, Inc., a Delaware corporation (the “Company”), hereby certifies, in his capacity as the Secretary of the Company and not in his individual capacity, that the Agreement and Plan of Reorganization to which this certificate is attached has been adopted pursuant to Section 251(g) of the Delaware General Corporation Law and that the conditions specified in the first sentence of such Section 251(g) have been satisfied.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the __ day of November, 2007.

By:
Name:	Richard E. Maroun
Title:	Secretary

SCHEDULE A

Agreements to be Assumed by HoldingCo

Stock Option Plan and Agreements

Amended and Restated American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan

American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan

American Pharmaceutical Partners, Inc. 1997 Stock Option Plan

American BioScience, Inc. Restricted Stock Unit Plan II

Abraxis BioScience Incentive Stock Option Agreements

Abraxis BioScience Non-qualified Stock Option Agreements

Abraxis BioScience Restricted Stock Units Agreements

American BioScience Restricted Stock Units Agreements

Agreements

Registration Rights Agreement dated April 18, 2006

Indemnification Agreements between the Company and its officers and directors.

EXHIBIT A

FORM OF LIMITED LIABILITY COMPANY AGREEMENT